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                                                         EXHIBIT 26(h)(6)(viii)

                  AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT
                       AMONG PANORAMA SERIES FUND, INC.,
                          OPPENHEIMERFUNDS, INC. AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This Amendment No. 6 is incorporated in and made a part of the Participation Agreement (the "Agreement") as of the 12 day of December, 2012, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Panorama Series Fund, Inc. (hereinafter the "Fund") and OppenheimerFunds, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and this Addendum, this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions applied under the terms of this Addendum.

    1. Schedule 1 of the Agreement is deleted and replaced with the Schedule 1 to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of 12-12-12:

                                      Company:
                                      MINNESOTA LIFE INSURANCE COMPANY
                                      By its authorized officer,

                                      /s/ Bruce Shay
                                      -----------------------------------
                                      By: Bruce Shay
                                      Title: Executive Vice President
                                      Date:

                                      Fund:
                                      PANORAMA SERIES FUND, INC.
                                      By its authorized officer,
                                      /s/ Brian Petersen
                                      -----------------------------------
                                      By: Brian Petersen
                                      Title: Assistant Treasurer
                                      Date: 12/12/12

                                      Advisor:
                                      OPPENHEIMERFUNDS, INC.
                                      By its authorized officer,

                                      -----------------------------------
                                      By:
                                      Title:
                                      Date:

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                                  SCHEDULE L
                        (AS AMENDED SEPTEMBER 1, 2012)

 SEPARATE ACCOUNTS                      PRODUCTS
 -----------------                      --------

 Variable Annuity Account               MultiOption Achiever Annuity
                                        MultiOption Classic Annuity
                                        MultiOption Advisor Annuity
                                        MultiOption Legend Annuity
                                        MultiOption Extra Annuity
                                        MultiOption Guide Annuity

 Minnesota Life Variable Life Account   Variable Adjustable Life
                                        Variable Adjustable Life-Second Death
                                        Variable Adjustable Life-Horizon
                                        Variable Adjustable Life Summit
                                        Variable Adjustable Life Survivor